UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 36611, Dallas, Texas	75235-1611
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

                                Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held in Phoenix, Arizona on Wednesday, May 17, 2017.

(b)	The following matters were voted on by the Company’s Shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of eleven Directors for terms expiring at the 2018 Annual Meeting of Shareholders:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
David W. Biegler	479,270,193	5,731,858	1,534,698	74,150,102
J. Veronica Biggins	474,914,723	10,042,759	1,579,267	74,150,102
Douglas H. Brooks	475,797,105	9,184,674	1,554,970	74,150,102
William H. Cunningham	442,128,779	40,226,293	4,181,677	74,150,102
John G. Denison	480,506,350	4,572,828	1,457,571	74,150,102
Thomas W. Gilligan	481,578,696	3,415,063	1,542,990	74,150,102
Gary C. Kelly	468,577,639	13,168,323	4,790,787	74,150,102
Grace D. Lieblein	481,553,431	3,509,433	1,473,885	74,150,102
Nancy B. Loeffler	471,910,388	13,180,826	1,445,535	74,150,102
John T. Montford	470,521,382	14,476,901	1,538,466	74,150,102
Ron Ricks	480,455,579	5,094,107	987,063	74,150,102

2.	Proposal 2 – An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
460,738,979	23,776,083	2,021,687	74,150,102

3.	Proposal 3 – An advisory (non-binding) vote on the frequency of executive compensation advisory votes:

VOTES FOR ONE YEAR	VOTES FOR TWO YEARS	VOTES FOR THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
439,260,028	2,011,618	43,190,211	2,074,892	74,150,102

4.	Proposal 4 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
551,855,566	7,460,981	1,370,304	0

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2017	By:	/s/ Mark R. Shaw
Senior Vice President, General Counsel, & Corporate Secretary